UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/23/2006

VistaPrint Limited
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51539

Bermuda	98-0417483
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Canon's Court
22 Victoria Street
Hamilton, Bermuda HM 12
(Address of principal executive offices, including zip code)

(441) 295-2244
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On January 23, 2006, Paul C. Flanagan, Chief Financial Officer of VistaPrint Limited (the "Registrant"), entered into a Transition Agreement (the "Transition Agreement") with the Registrant and the Registrant's subsidary, VistaPrint USA, Incorporated. Pursuant to the terms of the Transition Agreement, Mr. Flanagan has agreed to remain employed through at least June 30, 2006. After June 30, 2006, either Mr. Flanagan or the Registrant may terminate employment with or without cause and without prior notice. Mr. Flanagan has also agreed to resign his position as Chief Financial Officer upon the Registrant appointing a successor Chief Financial Officer. In the event Mr. Flanagan's employment is terminated after June 30, 2006, Mr. Flanagan has agreed to provide consulting services to the Registrant through January 1, 2007. While he remains employed, Mr. Flanagan will continue to receive salary, bonus and benefits consistent with his current salary, bonus and benefits. Upon termination of his employment, he will receive severance benefits equal to six months of base salary and bonus, based upon the greater of Mr. Flanagan's then current salary or bonus or the highest base salary and bonus paid to Mr. Flanagan during the prior five fiscal years, and six months of benefit continuation. Through January 1, 2007, the share options granted to Mr. Flanagan in February 2004 for an aggregate of 300,000 common shares of the Registrant will continue to vest in accordance with the vesting schedules set forth in such options. On January 1, 2007, any unvested portion of such share options will become immediately exercisable in full. Upon Mr. Flanagan's separation from employment, all vesting of the share option granted to Mr. Flanagan in May 2005 for 350,000 common shares shall cease. The Registrant will also pay up to $10,000 of the actual fees incurred by Mr. Flanagan in obtaining legal and tax advice associated with the negotiation and execution of the Transition Agreement.

A copy of the Tranistion Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02.    Results of Operations and Financial Condition

On January 24, 2006, the Registrant issued a press release announcing its financial results for the quarter ended December 31, 2005. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the terms of the Transition Agreement referred to Item 1.01 of this Current Report on Form 8-K, Paul C. Flanagan, Chief Financial Officer of the Registrant, has agreed to remain employed through at least June 30, 2006. Mr. Flanagan has also agreed to resign his position as Chief Financial Officer upon the Registrant appointing a successor Chief Financial Officer. After June 30, 2006, either Mr. Flanagan or the Registrant may terminate employment with or without cause and without prior notice. A copy of such Transition Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

10.1        Transition Agreement dated January 23, 2006 between the Registrant, VistaPrint USA, Incorporated and Paul C. Flanagan.

99.1        Press Release dated January 24, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VistaPrint Limited

Date: January 24, 2006	By:	/s/ Paul C. Flanagan
Paul C. Flanagan
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Transition Agreement dated January 23, 2006 between the Registrant, VistaPrint USA, Incorporated and Paul C. Flanagan.
EX-99.1	Press Release dated January 24, 2006.